UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016 (May 6, 2016)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

State Auto Financial Corporation (the “Company”) has a Long-Term Incentive Plan under which grants of cash-based performance award units (“PAUs”) are made to its Named Executive Officers (“NEOs”) and other members of the Leadership Team. The value of a PAU is dependent upon the State Auto Group’s relative performance to a peer group of other property and casualty insurers (the “LTIP Peer Group”) during a three-year performance period. The value of the PAU awards to the NEOs for the three-year performance period ended December 31, 2015 (the “2013-2015 performance period”), was omitted from the Company’s definitive Proxy Statement dated March 24, 2016 (the “2016 Proxy Statement”) because, as of that date, the final LTIP Peer Group data for the 2013-2015 performance period was not available to the Company.

On May 6, 2016, the Company’s Compensation Committee approved PAU awards for the 2013-2015 performance period for the NEOs identified in the 2016 Proxy Statement. Set forth below are the non-equity incentive compensation and total compensation for each NEO reported in the Summary Compensation Table on Page 65 of the 2016 Proxy Statement, as recalculated to include the value of the PAU awards for the 2013-2015 performance period.

Named Executive Officer	Year	Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Michael E. LaRocco	2015	319,576	1,463,251
Steven E. English	2015	262,455	965,109
Jessica E. Clark	2015	407,829	1,338,122
Clyde H. Fitch	2015	178,285	774,337
James A. Yano	2015	368,130	752,583
Kim B. Garland	2015	330,000	745,742
Robert P. Restrepo, Jr.	2015	559,692	4,165,651
Steven J. Hunckler	2015	211,110	1,825,337

(1)	For the total 2015 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate amount of the following awards earned in 2015 by each NEO under the Long-Term Incentive Plan, the Company performance component of the LBP and the individual performance component of the LBP.

Named Executive Officer	Long-Term Incentive Plan PAU Award ($)	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Michael E. LaRocco	—	117,276	202,300	319,576
Steven E. English	60,773	61,310	140,372	262,455
Jessica E. Clark	175,565	58,014	173,250	407,829
Clyde H. Fitch	42,088	48,784	87,413	178,285
James A. Yano	225,295	92,842	49,993	368,130
Kim B. Garland	—	247,500	82,500	330,000
Robert P. Restrepo, Jr.	208,081	138,530	213,081	559,692
Steven J. Hunckler	32,360	116,187	62,563	211,110

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of shareholders (the “2016Annual Meeting”) was held on May 6, 2016.

(b)	The following is a brief description and vote count on all items voted on at the 2016 Annual Meeting:

Proposal One – Election of Directors.

The following persons were elected to serve as Class I directors to hold office until the 2019 annual meeting of shareholders and until a successor is elected and qualified, with each director nominee receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Voted “Withheld”	Broker Non-votes
Robert E. Baker	38,080,457	99,331	2,223,824
Thomas E. Markert	38,080,855	98,933	2,223,824

Proposal Two – Amendment to the Company’s Code of Regulations.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,890,239	2,492,101	21,272	—

Proposal Three – Amendment to the 2009 Equity Incentive Compensation Plan

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,606,157	533,330	40,301	2,223,824

Proposal Four – Approval of Material Terms of the Outside Directors Restricted Share Unit Plan

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,953,386	188,256	38,146	2,223,824

Proposal Five – Approval of Material Terms of the One Team Incentive Plan

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,719,126	421,250	39,412	2,223,824

Proposal Six - Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
39,830,453	517,048	56,111	—

Proposal Seven – Advisory vote on compensation paid to named executive officers, as disclosed in the proxy materials.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,945,123	193,841	40,824	2,223,824

(c)	Not applicable.

Section 8. Other Events

Item 8.01	Other Events.

At the Company’s Board of Directors’ meeting held on May 6, 2016, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Eileen A. Mallesch, Robert E. Baker, David R. Meuse and S. Elaine Roberts

•	Compensation Committee: Chairperson Robert E. Baker, David J. D’Antoni, Thomas E. Markert and Eileen A. Mallesch

•	Nominating and Governance Committee: Chairperson Michael J. Fiorile, David J. D’Antoni, Thomas E. Markert and S. Elaine Roberts

•	Investment and Finance Committee: Chairperson David R. Meuse, David J. D’Antoni and Michael E. LaRocco

•	Independent Committee: Chairperson Thomas E. Markert, David J. D’Antoni, Eileen A. Mallesch, David R. Meuse and S. Elaine Roberts

•	Risk Committee: Chairperson Michael J. Fiorile, Eileen A. Mallesch, Thomas E. Markert, and S. Elaine Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 12, 2016	By	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel